UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2013 rue21, inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-34536	25-1311645
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Commonwealth Drive Warrendale, Pennsylvania	15086
(Address of principal executive offices)	(Zip Code)

(724) 776-9780

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 5, 2013, rue21, inc. (the “Company”) and certain of its domestic subsidiaries entered into an amended and restated credit agreement (the “Credit Agreement”), which amends and restates the Company’s existing credit agreement dated as of April 10, 2008, as amended on November 24, 2009 and November 18, 2011, with Bank of America, N.A., as lender and administrative agent.

The Credit Agreement increases the initial commitment under the Company’s existing credit agreement by $15 million from $85 million to $100 million, and is by and among the Company, as the Lead Borrower, for itself and as agent for the other Borrowers from time to time made party to the Credit Agreement, r services llc, a subsidiary of the Company, as Guarantor (the “Guarantor”) and the other Guarantors from time to time made party to the Credit Agreement and the following Lenders: Bank of America, N.A., as administrative agent, collateral agent, swingline lender, and letter of credit issuer; and JPMorgan Chase Bank, N.A. The Credit Agreement is a five-year revolving credit facility for general corporate purposes with a maturity date of April 5, 2018, and includes an accordion feature under which total commitments under the facility may be increased by an additional $30 million, subject to satisfaction of certain conditions. Borrowings will bear interest at either (i) the base rate (the higher of (a) Bank of America’s prime rate, (b) the federal funds rate plus 0.50% and (c) the LIBOR rate for a one month interest period, plus 1.0%), plus an applicable margin between 0.50% and 1.00% or (ii) an adjusted LIBOR rate, plus an applicable margin between 1.50% and 2.00%. The Agreement contains usual and customary representations and warranties, affirmative and negative covenants and events of default for transactions of this type.

The foregoing summary of the terms and conditions of the Credit Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement which is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

10.1 Amended and Restated Credit Agreement, dated as of April 5, 2013, among rue21, inc. as the Lead Borrower, for itself and as agent for the other Borrowers from time to time party thereto, the Guarantor and the other Guarantors from time to time party thereto, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.

The Schedules of the Credit Agreement have been omitted; the Company agrees to furnish, supplementally, a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

rue21, inc.

By:	/s/ Stacy Siegal
Stacy Siegal
Senior Vice President and Chief Administrative Officer

April 11, 2013